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                                                                     EXHIBIT 5.2

                        BECKMAN, MILLMAN & SANDERS, LLP
                                116 John Street
                            New York, New York 10038
                           Telephone: (212) 406-4700
                           Facsimile: (212) 406-3750



Rnethealth.com, Inc.
506 Santa Monica Blvd.
Santa Monica, CA 90401

                                                                  July 17, 2000

Gentlemen,

     We refer to a Registration Statement of Form S-8 (the "Registration Statement") to be filed by Rnethealth.com, Inc. ("Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") relating to an aggregate of 1,850,000 shares of the Common Stock of the Company, par value $0.1 per share (the "Shares"). The Shares are to be issued pursuant to the Company's employee and consultant benefit plan entitled the "2000 Stock Compensation Plan," adopted by the Board of Directors of the Company on July 10, 2000 (the "Plan").

     As special counsel for the Company, we have examined such corporate records, documents and such question of law as we have considered necessary or appropriate for purposes of this opinion and, upon the basis of such examination, advise you that in our opinion, all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Shares and that the Shares being registered pursuant to the Registration Statement, when issued will be duly authorized, legally issued, fully paid and non-assessable. This opinion does not cover any matters related to any re-offer or re-sale of the shares by and Plan Beneficiaries, once properly and legally issued pursuant to the Plan as described in the Registration Statement.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion is based on our knowledge of the law and facts as of the date hereof. This opinion does not address or relate to any specific state securities laws. We assume no duty to communicate with the Company in respect to any matter which comes to our attention hereafter.


                                   Cordially,


                                   Beckman, Millman & Sanders, LLP


                                   By:  /s/ STEVEN A. SANDERS
                                      ----------------------------
                                      Steven A. Sanders